Exhibit 3.27

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

SEITEL SOLUTIONS, LLC

SEITEL SOLUTIONS, LLC (the “Company”), a company duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The original Certificate of Formation was filed with the Secretary of State of the State of Delaware on March 8, 2001.

2. This Amended and Restated Certificate of Formation, is made and filed pursuant to the order of the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware in the case styled: In re: Seitel, Inc. et al. No. 03-12227 (PJW) and the Debtors’ Third Amended Joint Plan of Reorganization as filed with the Bankruptcy Court on January 17, 2004, as amended on February 6, 2004, and confirmed by the Bankruptcy Court on March 18, 2004 in connection with the reorganization of the Company under title 11 of the Bankruptcy Code and in accordance with the Limited Liability Company Act of the State of Delaware.

3. This Amended and Restated Certificate of Formation shall become effective at 5:00 p.m., Eastern Time, on July 2, 2004.

4. The Company’s Certificate of Formation shall be amended and restated, so as to read in its entirety as follows:

ARTICLE 1.

The name of the limited liability company is SEITEL SOLUTIONS, LLC.

ARTICLE 2.

The address of its registered office in the Company is in the State of Delaware is c/o of The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE 3.

The name and address of the Company’s registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE 4.

The latest date on which the Company is to dissolve is March 1, 2020.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation of SEITEL SOLUTIONS, LLC this 30 day of June, 2004.

SOLE MEMBER:

SEITEL SOLUTIONS, INC., a Delaware corporation

By:	/s/ Kevin P. Callaghan
Kevin P. Callaghan, Director and President

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